UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2017

ULTRAGENYX PHARMACEUTICAL INC.

(Exact name of registrant as specified in charter)

Delaware	001-36276	27-2546083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Leveroni Court, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 483-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously disclosed, on October 2, 2017, Ultragenyx Pharmaceutical Inc. (the “Company” or “Ultragenyx”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Dimension Therapeutics, Inc. (“Dimension”) and Mystic River Merger Sub Inc., a wholly-owned subsidiary of the Company (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described in the Offer to Purchase dated October 10, 2017 (together with any amendments or supplements thereto, the “Offer to Purchase”) and in the accompanying Letter of Transmittal (together with any amendments thereto, the “Letter of Transmittal,” and with the Offer to Purchase, the “Offer”), the Purchaser commenced a tender offer to purchase all of the issued and outstanding shares of common stock, par value $0.0001 per share (the “Shares”) of Dimension at a price of $6.00 per Share, net to the holder in cash, without interest (the “Offer Price”). The Offer expired one minute after 11:59 P.M. Eastern Time on November 6, 2017. American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depositary”), advised the Company, Purchaser, and Dimension that, as of the expiration of the Offer, a total of 21,947,871 Shares were tendered into the Offer, representing approximately 86.5% of the Shares to which the Offer was extended. Because the Shares validly tendered and not validly withdrawn constituted a majority of the outstanding shares entitled to vote, the minimum tender condition for the Offer was satisfied. All other conditions to the Offer were also satisfied as of the expiration of the Offer. As such, on November 7, 2017, the funds to pay for the Shares tendered in the Offer were deposited with the American Stock Transfer & Trust Company, LLC, the paying agent for the Offer (the “Paying Agent”), which will act as agent for tendering Dimension stockholders for the purposes of receiving payments for tendered Shares and transmitting payments to tendering Dimension stockholders, in accordance with the terms of the Offer.

Following completion of the Offer and satisfaction of all other conditions set forth in the Merger Agreement, and upon the filing of a certificate of merger with the Secretary of State of the State of Delaware on November 7, 2017 in accordance with the General Corporation Law of the State of Delaware (the “Effective Time”), the Company completed the acquisition of Dimension (the “Merger”). Following the Effective Time, the separate corporate existence of Purchaser ceased to exist, and Dimension became the surviving corporation, a wholly-owned subsidiary of the Company.

Upon the closing of the Merger, the Company paid the aggregate consideration of approximately $152.3 million, not including related transaction fees and expenses. The Company provided the Purchaser with the funds necessary to complete the Offer and Merger in accordance with the Merger Agreement. The Company funded these payments with available cash on hand.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 3, 2017, which is incorporated herein by reference.

On November 7, 2017, the Company issued a press release announcing the completion of the Merger. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a)    Financial Statements of Business Acquired.

(1)	The unaudited consolidated financial statements of Dimension as of September 30, 2017 and for the nine months ended September 30, 2017 and 2016, together with the notes thereto, are included on pages 1 through 15 of Dimension’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the Securities and Exchange Commission (the “SEC”) on November 6, 2017, and filed as Exhibit 99.2 to this report and incorporated herein by reference.

(2)	The audited consolidated financial statements of Dimension as of December 31, 2016 and for the year ended December 31, 2016, together with the notes thereto and the report of independent registered public accounting firm thereon, are included on pages F-1 through F-28 of Dimension’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 9, 2017, and filed as Exhibit 99.3 to this report and incorporated herein by reference.

(b)    Pro Forma Financial Information.

(1)	The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(d) Exhibits

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

99.1	Press Release of Ultragenyx Pharmaceutical Inc., dated November 7, 2017

99.2	Unaudited consolidated financial statements of Dimension as of September 30, 2017 and for the nine months ended September 30, 2017 and 2016, together with the notes thereto (incorporated herein by reference from pages 1 through 15 of Dimension’s Quarterly Report on Form 10-Q for the period ended September 30, 2017 (SEC File No. 001-37601), filed with the SEC on November 6, 2017).

99.3	Audited consolidated financial statements of Dimension as of December 31, 2016 and for the year ended December 31, 2016, together with the notes thereto and the report of the independent registered public accounting firm thereon (incorporated herein by reference from pages F-1 through F-28 of Dimension’s Annual Report on Form 10-K for the year ended December 31, 2016 (SEC File No. 001-37601), filed with the SEC on March 9, 2017).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2017

Ultragenyx Pharmaceutical Inc.

By:	/s/ Shalini Sharp
Name:	Shalini Sharp
Title:	Executive Vice President, Chief Financial Officer